Wilshire Credit Corporation
Payments
P.O. Box 30040; Los Angeles, CA 90030-0040
or P.O. Box 650314; Dallas, TX 75265-0314
Exhibit T	Correspondence
P.O. Box 8517; Portland, OR 97207-8517
SARBANES-OXLEY CERTIFICATION	Phone
(503) 952-7947
(888) 502-0100

Fax
(503) 952-7476
March 1, 2007	Web Site
www.wfsg.com
Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attn:       Jennifer Wilt, Corporate Trust Services—Merrill Lynch Mortgage
Investors Trust, Series 2006-FM1

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-FM1, Pool 660

I, Ken Frye, Senior Vice President, Loan Servicing, certify that:

1.  I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Merrill Lynch Mortgage Investors, Inc., Depositor (the “Exchange Act periodic reports”);

2.  Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.  I am responsible for reviewing the activities performed by the Servicer and based on my knowledge and the compliance review conducted in preparing the Servicer compliance statement required by this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled its obligations under the Servicing Agreement; and

5.  All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the Trustee, LaSalle Bank National Association, an unaffiliated party.

Wilshire Credit Corporation,
as Servicer

By: /s/ Ken Frye
Name: Ken Frye
Title: Senior Vice President Loan Servicing
(Senior Officer in charge of the servicing function of the servicer)